EXHIBIT 10.1

THIRD AMENDMENT TO NOTE PURCHASE AGREEMENT

THIS THIRD AMENDMENT TO NOTE PURCHASE AGREEMENT (this “Third Amendment”) is entered into as of September 11, 2020 by and among ONTRAK, Inc., a Delaware corporation formally known as CATASYS, Inc. (the “Company”), the Purchaser signatory hereto and GOLDMAN SACHS SPECIALTY LENDING GROUP, L.P., as collateral agent for the Purchasers (in such capacity, the “Collateral Agent”).

RECITALS

A.  The Company, certain subsidiaries of the Company, the Purchaser and the Collateral Agent are parties to a certain Note Purchase Agreement, dated as of September 24, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Note Purchase Agreement), pursuant to which the Purchaser has agreed to purchase the Notes issued by Company;
B. The Company has requested an amendment to the Note Purchase Agreement in relation to the Company’s issuance of additional shares of its 9.50% Series A Cumulative Perpetual Preferred Stock (the “Series A Preferred Stock”) and, subject to the terms and conditions hereof, the Purchaser (being the sole Purchaser under the Note Purchase Agreement) executing this Third Amendment is willing to do so;
NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and intending to be legally bound, the parties hereto agree as follows:

A. AMENDMENTS

1.Section 1.1 of the Note Purchase Agreement is hereby amended by adding the defined term “Second Amendment”:
“‘Second Amendment’ shall mean the Second Amendment to Note Purchase Agreement dated as of August 19, 2020.”
2.Section 6.1 of the Note Purchase Agreement is hereby amended by replacing clause (o) thereof in its entirety with the following:
“(o) the issuance of the Series A Preferred Stock in an aggregate amount (taking into account the amount issued as allowed under the Second Amendment) not to exceed $100,000,000.”
3.Section 6.15 of the Note Purchase Agreement is hereby replaced in its entirety with the following:

“Deposit Accounts and Securities Accounts. No Note Party will establish or maintain a Deposit Account or a Securities Account that is not a Controlled Account, deposit proceeds in a Deposit Account that is not a Controlled Account or deposit, acquire, or otherwise carry any security entitlement or commodity contract in a Securities Account that is not a Controlled Account; provided, that, the foregoing shall not apply to Excluded Accounts and provided further the Note Parties shall be permitted to establish and maintain a segregated account (the “Initial Dividends Account”) funded upon the issuance of the Series A Preferred Stock with the proceeds from the issuance of such Series A Preferred Stock in an amount equal to the first eight dividend payments on the Series A Preferred Stock so long as (i) the Initial Dividends Account becomes a Controlled Account not later than September 18, 2020 and (ii) amounts on deposit in the Initial Dividends Account shall be used solely for payment of dividends on the Series A Preferred Stock and not for other corporate purposes. Within 90 days after the Closing Date, the Company shall establish a primary banking relationship with a financial institution other than Heritage Bank of Commerce (the “New Bank”), and shall promptly notify all accounts debtors to make all payments to a Controlled Account at the New Bank. The Company shall diligently work in good faith to transition its primary banking relationship to the New Bank and within 150 days after the Closing Date, shall close all deposit accounts at Heritage Bank of Commerce, which date may be extended with the consent of the Collateral Agent in its sole discretion.”

C. CONDITIONS TO EFFECTIVENESS

Notwithstanding any other provision of this Third Amendment and without affecting in any manner the rights of the Purchaser hereunder, it is understood and agreed that this Third Amendment shall not become effective, and the Note Parties shall have no rights under this Third Amendment, until the Purchaser shall have received executed counterparts to this Third Amendment from the Company and the Purchaser.

D. REPRESENTATIONS

To induce the Purchaser and the Collateral Agent to enter into this Third Amendment, each Note Party hereby represents and warrants to the Purchaser and the Collateral Agent that:

1. Each of the Note Parties and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Note Documents to which it is a party and to carry out the transactions contemplated thereby, and (c) is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, a Material Adverse Effect; and

2. The execution, delivery and performance of this Third Amendment has been duly authorized by all necessary action on the part of each Note Party that is a party hereto.

E. OTHER AGREEMENTS

1. Continuing Effectiveness of Note Documents. As amended hereby, all terms of the Note Purchase Agreement and the other Note Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Note Parties party thereto. To the extent any terms and conditions in any of the other Note Documents shall contradict or be in conflict with any terms or conditions of the Note Purchase Agreement, after giving effect to this Third Amendment, such terms and conditions are hereby deemed modified and amended accordingly to reflect the terms and conditions of the Note Purchase Agreement as modified and amended hereby. Upon the effectiveness of this Third Amendment such terms and conditions are hereby deemed modified and amended accordingly to reflect the terms and conditions of the Note Purchase Agreement as modified and amended hereby.

2. [Reserved].

3. Acknowledgment of Perfection of Security Interest. Each Note Party hereby acknowledges that, as of the date hereof, the security interests and liens granted to Collateral Agent and the Purchasers under the Note Purchase Agreement and the other Note Documents are in full force and effect, are properly perfected and are enforceable in accordance with the terms of the Note Purchase Agreement and the other Note Documents.

4. Effect of Agreement. Except as set forth expressly herein, all terms of the Note Purchase Agreement, as amended hereby, and the other Note Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Note Parties to the Purchasers and Collateral Agent. The execution, delivery and effectiveness of this Third Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Purchasers under the Note Purchase Agreement, nor constitute a waiver of any provision of the Note Purchase Agreement. This Third Amendment shall constitute a Note Document for all purposes of the Note Purchase Agreement.

5. Governing Law. This Third Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York and all applicable federal laws of the United States of America.

6. No Novation. This Third Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Note Purchase Agreement and the other Note Documents or an accord and satisfaction in regard thereto.

7. Costs and Expenses. The Note Parties agrees to pay on demand all costs and expenses of Purchaser and Collateral Agent in connection with the preparation, execution and delivery of this Third Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of outside counsel for Purchaser and Collateral Agent with respect thereto.

8. Counterparts. This Third Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Third Amendment by facsimile transmission, electronic transmission (including delivery of an executed counterpart in .pdf format) shall be as effective as delivery of a manually executed counterpart hereof.

9. Binding Nature. This Third Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns. No third party beneficiaries are intended in connection with this Third Amendment.

10. Entire Understanding. This Third Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

11. Release. (a) Each Note Party hereby releases, acquits, and forever discharges Collateral Agent and each of the Purchasers, and each and every past and present subsidiary, affiliate, stockholder, officer, director, agent, servant, employee, representative, and attorney of Collateral Agent and the Purchasers (each a “Releasee”), from any and all claims, causes of action, suits, debts, liens, obligations, liabilities, demands, losses, costs and expenses (including attorneys' fees) of any kind, character, or nature whatsoever, known or unknown, fixed or contingent, which such Note Party may have or claim to have now or which may hereafter arise out of or connected with any act of commission or omission of Releasee existing or occurring on or prior to the date of this Third Amendment or any instrument executed on or prior to the date of this Third Amendment including, without limitation, any claims, liabilities or obligations arising with respect to the Note Purchase Agreement or the other of the Note Documents. The provisions of this paragraph shall be binding upon each Note Party and shall inure to the benefit of Releasees, and their respective heirs, executors, administrators, successors and assigns, and the other released parties set forth herein. No Note Party is aware of any claim or offset against, or defense or counterclaim to, any Note Party’s obligations or liabilities under the Note Purchase Agreement or any other Note Document. The provisions of this Section shall survive payment in full of the Obligations, full performance of the terms of this Third Amendment and the Note Documents, and/or Collateral Agent’s or each Purchaser’s actions to exercise any remedy available under the Note Documents or otherwise. Each Note Party warrants and represents that such Note Party is the sole and lawful owner of all right, title and interest in and to all of the claims released hereby and each Note Party has not heretofore voluntarily, by operation of law or otherwise, assigned or transferred or purported to assign or transfer to any person any such claim or any portion thereof.

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IN WITNESS WHEREOF, this Third Amendment has been duly executed as of the date first written above.

ONTRAK, INC., as the Company and as a Note Party

By: /s/ Brandon LaVerne______________________
Name: Brandon LaVerne
Title: Chief Financial Officer

[Signature Page to Third Amendment to Note Purchase Agreement]

GOLDMAN SACHS SPECIALTY LENDING GROUP, L.P. as Purchaser

By: /s/ Gregg Watts
Name: Gregg Watts
Title: Senior Vice President

GOLDMAN SACHS SPECIALTY LENDING GROUP, L.P. as Collateral Agent

By: /s/ Gregg Watts
Name: Gregg Watts
Title: Senior Vice President

[Signature Page to Third Amendment to Note Purchase Agreement]